As filed with the Securities and Exchange Commission on April 11, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

COUPA SOFTWARE INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	20-4429448 (I.R.S. Employer Identification Number)

Coupa Software Incorporated

1855 S. Grant Street

San Mateo, CA 94402

(650) 931-3200

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Robert Bernshteyn

Chief Executive Officer

Coupa Software Incorporated

1855 S. Grant Street

San Mateo, CA 94402

(650) 931-3200

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Daniel E. O’Connor, Esq. Richard C. Blake, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Blvd. Redwood City, CA 94063 (650) 321-2400	Jonathan Stueve, Esq. Vice President and General Counsel Coupa Software Incorporated 1855 S. Grant Street San Mateo, CA 94402 (650) 931-3200	Sarah K. Solum, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-217105

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company☐ Accelerated filer ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1),(2)	Amount of Registration Fee(2),(3)
Common Stock, $0.0001 par value	$20,530,345.75	$2,379.47

(1)	Includes offering price of shares of common stock that the underwriters have the option to purchase.
(2)	Based on the public offering price of $25.25 per share.
(3)	The Registrant previously registered an aggregate of $102,651,875.00 worth of its common stock on a Registration Statement on Form S-1 (Reg. No. 333-217105), for which filing fees of $11,897.35 were paid.

Page
EXPLANATORY NOTE

PART II	II-1
Item 16. Exhibits and Financial Statement Schedules	II-1

SIGNATURES	II-2

INDEX TO EXHIBITS

EX-5.1 OPINION OF GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

EX-23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering an increase in the proposed maximum aggregate offering price of $20,530,345.75. The contents of the Registration Statement on Form S-1 (Reg. No. 333-217105) filed by Coupa Software Incorporated on April 3, 2017, as amended, and declared effective by the Securities and Exchange Commission on April 11, 2017, including the Exhibits thereto, are incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

•	Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index, which is incorporated herein by reference.

•	Financial Statement Schedules. The schedule included in our Annual Report on Form 10-K for the year ended January 31, 2017 is incorporated by reference in this prospectus and elsewhere in the registration statement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Mateo, California, on the 11th day of April, 2017.

COUPA SOFTWARE INCORPORATED

By:	/s/ Robert Bernshteyn
Robert Bernshteyn Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert Bernshteyn Robert Bernshteyn	Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2017

/s/ Todd Ford Todd Ford	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2017

* Neeraj Agrawal	Director	April 11, 2017

* Charles Beeler	Director	April 11, 2017

* Leslie Campbell	Director	April 11, 2017

* Roger Siboni	Director	April 11 2017

* Tayloe Stansbury	Director	April 11, 2017

* Scott Thompson	Director	April 11, 2017

* Frank van Veenendaal	Director	April 11, 2017

*By:	/s/ Todd Ford
Attorney-in-Fact

II-2

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney.	S-1	333-217105	24.1	4/3/2017